EXHIBIT 99.1

$9.4 Million Private Placement	FOR IMMEDIATE RELEASE
Viseon Completes $9.4 Million Private Placement
DALLAS – August 17—(BUSINESS WIRE)—Viseon, Inc. (OTCBB:VSNI — News), a global developer of broadband personal video communications solutions, today announced the completion of a private placement of $9.4 million of a new series of convertible preferred stock and warrants with several institutional and other accredited investors. ThinkEquity Partners LLC served as exclusive placement agent for the transaction.
The proceeds of this financing are expected to allow the Company to continue its marketing initiatives and technology development and to provide additional working capital.
Several institutional and other accredited investors purchased 376 units for $25,000 each. Each unit is comprised of one share of the Company’s recently created Series B Convertible Preferred Stock and one five-year warrant to purchase 25,000 shares of common stock for $1.15 per share. Each share of the preferred stock is convertible into 25,000 shares of common stock. Holders of the preferred stock are entitled to dividends at the rate of 10% per annum payable quarterly in either cash or common stock.
The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration requirements. Viseon has agreed to file a registration statement with the SEC covering the resale of the securities issuable upon conversion of the Series B Convertible Preferred Stock and exercise of the warrants sold in this private placement transaction and any shares issued in payment of dividends on the Series B Convertible Preferred Stock.
This notice is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
About Viseon, Inc.
Founded in 1993 with headquarters in Dallas, Viseon, Inc. (OTCBB:VSNI — News) is a leading developer and manufacturer of patented personal broadband communications solutions. Viseon products have been sold under various brand names around the world including Philips, VTEL, and Gentner. Viseon’s mission is to work with carriers to enhance the consumer telephone experience by positioning VoIP as a premium service versus Plain Old Telephone Service (POTS), and ultimately replacing the analog telephone by bringing digital telephony quality to the broader public. The target markets for Viseon’s VisiFone™ are the 150 million global consumers which are projected to switch to VoIP in the next five years. Other markets for the VisiFone include corporations, universities, and government agencies. Viseon holds broadband communication related patents in the U.S. and 18 European and Asian countries and has additional patents pending. For more information on the company, please visit the company’s website, http://www.viseon.com.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:
Statements in this news release regarding Viseon’s business that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements involve risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including, adverse business or market conditions, the ability to secure and satisfy customers, the availability and cost of materials from suppliers, adverse competitive developments, change in or cancellation of customer requirements, and other risks described in Viseon’s Annual Report on Form 10-KSB for the most recently ended fiscal year.

VisiFone™ is a trademark of Viseon Inc. All other company and product names may be trademarks of the respective companies with which they are associated.
Contact:

Terpin Communications Group	Viseon, Inc.
Media Contact	Investor Relations Contact
Xenia von Wedel, 650-563-9130	Russ Yeager, 972-906-6300
xenia@terpin.com	ryeager@viseon.com